Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-89872, 333-37986, 333-20405 and 333-184754) on Form S-8 of our report dated August 25, 2017, relating to the consolidated financial statements of Koss Corporation and Subsidiary as of and for the years ended June 30, 2017 and 2016, appearing in this Annual Report on
Form 10-K of Koss Corporation for the year ended June 30, 2017.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Milwaukee, Wisconsin
August 25, 2017